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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-A

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                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                           LOCAL FINANCIAL CORPORATION
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             (Exact name of registrant as specified in its charter)


        Delaware                                       65-0424192
--------------------------                 -----------------------------------
(State of incorporation or                 (I.R.S. Employer Identification No.)
     organization)

         3601 N.W. 63rd Street
        Oklahoma City, Oklahoma                                  73116
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(Address of principal executive offices)                       (Zip code)

If   this   Form   relates   to  the           If  this  Form  relates  to the
registration    of   a   class    of           registration   of  a  class  of
securities   pursuant   to   Section           securities  pursuant to Section
12(b)  of the  Exchange  Act  and is           12(g) of the  Exchange  Act and
effective    pursuant   to   General           is   effective    pursuant   to
instruction A.(c),  please check the           General    Instruction   A.(d),
following box.                                 please   check  the   following
--                                             box.
X                                              ----
--
                                               ----


 Securities Act registration statement file number to which this Form relates:
                                  No. 333-43727

        Securities to be registered pursuant to Section 12(b) of the Act:

Common Stock, par value $0.01 per share              American Stock Exchange
11.0% Senior Notes due September 8, 2004             American Stock Exchange
----------------------------------------          ------------------------------
           (Title of class)                       (Exchange on which Registered)


        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

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Item 1. Description of Registrant's Securities to be Registered

        See "Description of Capital Stock" and "Description of Senior Notes" in the Prospectus included in Local Financial Corporation's Registration Statement on Form S-1 (File No. 333-43727) which is hereby incorporated by reference.

Item 2. Exhibits

      *3.1 Certificate of Incorporation of Local Financial Corporation

      *3.2 Certificate of Amendment to Certificate of  Incorporation of
           Local Financial Corporation

      *3.3 Bylaws of Local Financial Corporation

      *4.3 Indenture between Local Financial Corporation and The Bank of New York, as Trustee, dated September 8, 1997

      *4.4 Form  of  Common  Stock   certificate  of  Local  Financial
           Corporation

      *4.5 Form of Senior Note of Local Financial Corporation


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     *Previously filed with the Securities and Exchange  Commission as exhibits to Local Financial Corporation's Registration Statement on Form S-1 (File No. 333-43727). Such exhibits are incorporated herein by reference.


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                              SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                   LOCAL FINANCIAL CORPORATION



Date: March 12, 1998               By:/s/ Edward A. Townsend
                                      --------------------------
                                      Edward A. Townsend, Chairman
                                      and Chief Executive Officer






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                                   Law Offices
                      ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                                   12th Floor
                              734 15th Street, N.W.
                             Washington, D.C. 20005
                            Telephone (202) 347-0300
                                  WWW.EMTH.COM

                                 March 12, 1998

                                    VIA EDGAR




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

             Re:Local Financial Corporation
                Registration Statement on Form 8-A

Dear Sir or Madam:

     Attached for filing on behalf of Local Financial Corporation, a Delaware corporation (the "Company"), is a Registration Statement on Form 8-A (the "Registration Statement"), which is being filed pursuant to the requirements of Regulation S-T. The Registration Statement registers the Company's common stock, par value $0.01 per share (the "Common Stock"), and 11.0% Senior Notes due September 8, 2004 (the "Notes"), pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended. The Common Stock and the Notes are concurrently being registered under the Securities Act of 1933, as amended, under a Registration Statement on Form S-1 (Commission File No. 333-43727).

     Please do not hesitate to call the undersigned or Jeffery D. Haas of this office if you have any questions.



                                          Sincerely,


                                         /s/ Kenneth B. Tabach
                                         Kenneth B. Tabach